Exhibit 5.1

February 13, 2023

Neuraxis, Inc.

11550 N. Meridian Street, Suite 325

Carmel, IN 46032

Re:	Registration Statement on Form S-1 (File No. 333-269179)

Ladies and Gentlemen:

We have acted as counsel to you, Neuraxis, Inc. (the “Company”), a Delaware corporation, in connection with the public offering contemplated by the registration statement on Form S-1 (File No. 269179) filed by the Company on January 10, 2023 (as amended to date, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for an offering with respect to (i) up to 1,875,000 units (the “Units”), each Unit consisting of (a) one share (each a “Share” and collectively, the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and (b) one warrant (collectively, the “Warrants”) to purchase one Share, each such Warrant being exercisable for one Share (the “Warrant Shares”); (ii) up to 281,250 Shares purchased pursuant to over allotments, if any (the “Over-Allotment Shares”), and/or up to 281,250 Warrants to purchase Shares pursuant to over allotments, if any, each such Warrant exercisable for one Share (the “Over-Allotment Warrant Shares”); (iii) up to 112,500 warrants granted in connection with the issuance of the Units to purchase 112,500 shares of Common stock that will be issued to the representative of the underwriter (the “Representative Warrants”); (iv) up to 112,500 Shares underlying the Representative Warrants (the “Representative Warrant Shares”) that may be issued upon the exercise of the Representative’s Warrants; and (v) the offer and resale by certain selling stockholders of the Company named in the Registration Statement of up to 1,119,900 Shares (“Resale Shares”) .

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (a) the certificate of incorporation of the Company, as amended to date; (b) the bylaws of the Company, as amended to date, and (c) the Registration Statement and all exhibits thereto. In addition to the foregoing, we also have relied as to matters of fact upon the representations made by the Company and its representatives and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photostatic copies.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that:

(i)	the issuance of the Units has been duly authorized and upon issuance as set forth in the Registration Statement, the Units will be validly issued, fully paid and non-assessable;

(ii)	the issuance of the Shares, Resale Shares and the Over-Allotment Shares have been duly authorized by all necessary corporate action of the Company and, when issued, delivered and paid for as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable;

(iii)	the issuance of the Warrants and Over-Allotment Warrants have been duly authorized by the Company and, when executed by the Company and issued and delivered to the purchaser against payment thereof as set forth by the Registration Statement, will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms;

(iv)	the issuance of the Warrant Shares has been duly authorized and when issued upon exercise of the Warrants against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable;

(v)	the issuance of the Representative Warrants have been duly authorized by the Company and, when executed by the Company and issued and delivered to the purchaser against payment therefor as set forth by the Registration Statement, such Representative Warrants will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms; and

(vi)	the Representative Warrant Shares have been duly authorized and, when issued and delivered by the Company upon exercise of the Representative Warrants against payment therefor as set forth in the Registration Statement, the Underwriting Agreement and the Representative Warrants, will be validly issued, fully paid and non-assessable.

We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion as to the applicability to, or the effect on, the matters covered by this letter of the laws of any other jurisdiction. This opinion is limited to the laws in effect as of the date the Registration Statement is declared effective by the Commission and is provided exclusively in connection with the public offering contemplated by the Registration Statement.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name as it appears in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP